Exhibit 99.1

SHARE EXCHANGE AGREEMENT

by and between:

CEELOX, INC.,
a Nevada corporation

and

P2P Cash, Inc.,
a Georgia corporation

Dated as of November 23, 2011

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT is made effective as of November 23, 2011, by and between P2P Cash, Inc., a Georgia corporation (“Seller”), and Ceelox, Inc. (“Buyer”), a Nevada corporation.  Certain terms are used herein as defined below in Article I or elsewhere in this Agreement.

BACKGROUND

Seller desires to sell, and Buyer desires to purchase, all of the outstanding capital stock of P2P Ceelox, Inc., which is a wholly-owned subsidiary of Seller (“Subsidiary”) which owns the Purchased Assets (as such term is defined in Section 2.1) and, as part of such sale and purchase, Buyer is not assuming any obligations or liabilities of Seller.

WITNESSETH

NOW, THEREFORE, in consideration of the respective covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

For convenience, certain terms used in more than one part of this Agreement are listed in alphabetical order and defined or referred to below (such terms, as well as any other terms defined elsewhere in this Agreement, shall be equally applicable to both the singular and plural forms of the terms defined).

 “Affiliates” means, with respect to a particular party, persons or entities controlling, controlled by or under common control with that party, including but not limited to any members, officers, directors and majority-owned entities of that party and of its other Affiliates.

“Agreement” means this Agreement and the exhibits and schedules hereto.

 “Business” means Seller’s business of the development, sales and supply of P2P’s patent-pending cash universal payment gateway.

“Charter Documents” means an entity’s certificate or articles of incorporation, certificate defining the rights and preferences of securities, articles of organization, by-laws or similar document governing the entity.

“Claim” means any allegation, claim, action, cause of action, lawsuit or other legal proceeding, whether at law, in equity or before any governmental agency or arbitrator, for damages, costs, losses or expenses incurred by any person as a result of any actions or failure to act by any party, or its officers, directors, employees or agents.

“Closing” means the closing of the Transactions.

“Closing Date” is defined in Section 2.5.

“Code” means the Internal Revenue Code of 1986, as amended.

“Contract” means any written or oral contract, agreement, lease, instrument or other commitment that is binding on any Person or its property under applicable law.

“Court Order” means any judgment, decree, injunction, order, directive or ruling of any federal, state, local or foreign court or governmental or regulatory body or authority, whether in the United States or in any other jurisdiction, that is binding on any Person or its property under applicable law.

“Damages” is defined in Section 9.1.

“Default” means (i) a breach, default or violation or (ii) the occurrence of an event that with the passage of time or the giving of notice, or both, would constitute a breach, default or violation.

“Disclosure Schedules” is defined in Section 2.4.

“Encumbrances” means any lien, mortgage, security interest, pledge, restriction on transferability, defect of title or other claim, charge or encumbrance of any nature whatsoever on any property or property interest.

 “GAAP” means U.S. generally accepted accounting principles, applied on a consistent basis.

“Governmental Body” means any federal, state, local or foreign government entity or any court, administrative or regulatory agency or commission or other governmental authority or agency.

 “Indemnification Obligations” is defined in Section 9.1.

“Indemnified Party” is defined in Section 9.3.

“Indemnitor” is defined in Section 9.3.

“Intellectual Property” means all of the following and similar intangible property and related proprietary rights, interests and protections, however arising, pursuant to the Laws of any jurisdiction throughout the world, that is owned by Seller (“Company Intellectual Property”) and that in which Seller holds exclusive or non-exclusive rights or interests granted by license from other Persons, including Sellers (“Licensed Intellectual Property”):

(i) trademarks, service marks, trade names, brand names, logos, trade dress and other proprietary indicia of goods and services, whether registered, unregistered or arising by Law, and all registrations and applications for registration of such trademarks, including intent-to-use applications, and all issuances, extensions and renewals of such registrations and applications;

(ii) Internet domain names, whether or not trademarks, registered in any generic top level domain by any authorized private registrar or Governmental Authority;

(iii) original works of authorship in any medium of expression, whether or not published, all copyrights (whether registered, unregistered or arising by Law), all registrations and applications for registration of such copyrights, and all issuances, extensions and renewals of such registrations and applications;

(iv) confidential information, formulas, designs, devices, technology, know-how, research and development, inventions, methods, processes, compositions and other trade secrets, whether or not patentable;

(v) patented and patentable designs and inventions, all design, plant and utility patents, letters patent, utility models, pending patent applications and provisional applications and all issuances, divisions, continuations, continuations-in-part, reissues, extensions, reexaminations and renewals of such patents and applications;

(vi) all inventions, discoveries, improvements, designs, prototypes, trade secrets, manufacturing and engineering drawings, process sheets, specifications, bills of material, patents, patent applications, registered and unregistered copyrights and copyright rights in both published and unpublished works, registered and unregistered trademarks, registered and unregistered trade names, formulae and secret and confidential processes, know-how, technology, customer lists, supplier lists, computer software, databases, data, process technology, and other industrial property (whether patentable or unpatentable); and

(vii) all rights to sue for the infringement of any of the foregoing after the Closing except regarding Licensed IP where the terms of a respective license do not confer such rights to Company, all renewals and extensions of any of the foregoing, all rights of Seller in and to any inventions, patents or other intellectual property rights under all employment agreements with Seller’s employees and all goodwill of Seller relating to any of the foregoing to the extent not otherwise included in this definition.

“Knowledge” means the actual knowledge of the respective party or parties, as the case may be, after reasonable inquiry, as well as knowledge that a reasonable prudent individual in a similar position would be likely to have.

“Legal Requirement” means any statute, law, ordinance, regulation, order, governmental permit or rule of any federal, state, local, foreign or other governmental agency or body or of any other type of regulatory body, whether in the United States or in any other jurisdiction, including but not limited to those covering food and drug, environmental, energy, safety, health, transportation, bribery, recordkeeping, zoning, employment, antidiscrimination, antitrust, wage and hour, and price and wage control matters.

“Liability” means any direct or indirect liability, indebtedness, obligation, expense, claim, loss, damage, deficiency, guaranty or endorsement of or by any Person, absolute or contingent, accrued or unaccrued, due or to become due, liquidated or unliquidated.

“Litigation” means any lawsuit, action, arbitration, administrative or other proceeding, criminal prosecution or governmental investigation or inquiry.

“Material Adverse Change” with respect to any Person means any material adverse change in the business, properties, results of operations, condition (financial or otherwise), liquidity, products, competitive position, customers and customer relations.

“Material Adverse Effect” means any effect which has resulted in, or is reasonably likely to result in, a Material Adverse Change.

“Ordinary Course” or “ordinary course of business” means the ordinary course of business of a Person that is consistent with such Person’s past practices.

“Person” means any natural person, limited liability company, corporation, partnership, proprietorship, association, trust or other legal entity.

“Purchased Assets” is defined in Section 2.1.

 “Required Consents” is defined in Section 3.3.

“Taxes” means all taxes, charges, fees, levies, or other like assessments, including income, gross receipts, ad valorem, value added, premium, excise, real property, personal property, windfall profit, sales, use, transfer, license, withholding, employment, payroll, stamp, occupation , premium, custom duties, severance and franchise taxes imposed by a Governmental Body; and shall include any interest, fines, penalties, assessments, or additions to tax resulting from, attributable to, or incurred in connection with any such Taxes or any contest or dispute thereof.

“Termination Date” is defined in Section 10.1(b).

“Transaction Documents” means this Agreement, the P2P License Agreement and the other agreements and documents among the parties contemplated hereby and thereby.

“Transactions” means the transactions contemplated by the Transaction Documents.

ARTICLE II

SHARE EXCHANGE

AND LICENSE ACQUISITION

2.1            Share Exchange.  Subject to the terms and conditions of this Agreement, at the Closing Seller shall sell, transfer, convey, assign and deliver to Buyer, free and clear of all Encumbrances or Liabilities and with no impairments of title, and Buyer shall purchase, acquire and accept from Seller, all the right, title and interest of Seller in and to the Seller’s Subsidiary, including the following assets (the “Purchased Assets”):

(a)   Source Code.  Seller shall provide Buyer with a copy of all source code, as described on Schedule 2.1(a), for its own use;

(b)   Business Plan.  Buyer shall be granted the non-exclusive right to Seller’s TAN business model as more fully described on Schedule 2.1(b);

(c)   Books and Records.  The books and records of Seller relating to the Subsidiary and the Purchased Assets;

2.2            License Agreement.  At or prior to the Closing, Subsidiary shall have entered into a license agreement with P2P (“P2P License Agreement”) whereby Seller shall have licensed to the Subsidiary the rights to all intellectual property used in Seller’s Tan business model.  Subsidiary and P2P will have executed the P2P License Agreement within ten (10) days of the execution of this Agreement, in a form that is satisfactory to Buyer.

2.3            Consideration for Share Exchange.  Subject to the terms and conditions of this Agreement, as the consideration (the “Purchase Price”) for the share exchange for the shares of the Subsidiary owning the Purchased Assets, including the P2P License Agreement, Seller shall be issued that number of shares of the common stock, par value $0.00001 per share, of Seller equal to sixty percent of the issued and outstanding shares of common stock of Seller immediately subsequent to completion of the Transaction but prior to taking into account any shares of common stock, or common stock equivalents, that may be issued in connection with a capital raising transaction entered into immediately prior to or simultaneously with the Closing.  By way of example, if Buyer has 10,000,000 shares of common stock issued and outstanding on the Closing Date, Seller shall be issued 15,000,000 shares of common stock at Closing.

2.4            Schedules.  The Schedules to this Agreement are referred to herein as the “Disclosure Schedules.”  This Agreement may be executed and delivered by the parties, and shall be binding upon them in accordance with and subject to its terms and conditions, notwithstanding the fact that the Disclosure Schedules are not attached to this Agreement at the time of such execution and delivery.  Seller shall prepare and deliver to Buyer the Disclosure Schedules as soon as practicable following the execution and delivery of this Agreement, but in any event on or before that date which is ten (10) business days prior to the Closing Date (or such other date as the parties may agree in writing).  The obligation of Buyer to consummate the Transactions shall be subject to its review and approval of the form and content of the Disclosure Schedules, as provided in Section 8.2 hereof.  Once approved by Buyer, the Disclosure Schedules shall be attached to this Agreement and made a part hereof.

2.5            Closing.  Unless this Agreement shall have been terminated and the Transactions abandoned pursuant to Article X, and subject to the conditions to the Transactions set forth in Article VIII, the Closing shall take place as promptly as practicable after satisfaction or waiver of such conditions but in any event by that date which is 90 days following the date of this Agreement, at 10:00 AM local time, at the offices of Buyer, unless the parties hereto agree in writing to another date, time or place.  The date on which the Closing occurs is referred to herein as the “Closing Date.”

2.6            Delivery to Buyer.  At the Closing, Seller shall deliver to Buyer:

(a)   a stock certificate representing all of the outstanding shares of capital stock of the Subsidiary, endorsed in blank;

(b)   executed copies of each of the Required Consents referred to in Schedule 3.3(a), except to the extent waived by Buyer and Sellers;

(c)   an executed copy of the P2P License Agreement;

(d)   all business records and other documents containing or relating to the Subsidiary and the Purchased Assets;

(e)   all such other endorsements, assignments and instruments as, in the reasonable opinion of Buyer or its counsel, are necessary to vest in Buyer good and marketable title to the Subsidiary and the Purchased Assets;

(f)    possession of the Purchased Assets, free and clear of all Encumbrances; and

(g)   all other previously undelivered documents required to be delivered by Sellers to Buyer at or prior to the Closing in connection with the Transactions, including those contemplated by Article VIII.

2.7            Delivery to Seller.  At the Closing, Buyer shall deliver to Seller:

(a)   a duly executed copy of this Agreement;

(b)   issuance of the shares of common stock of Buyer representing the Purchase Price as provided in Section 2.3;

(c)   such other certificates, documents and instruments as may reasonably be requested by Sellers to carry out the purposes or intent of this Agreement; and

(d)   all previously undelivered documents required hereunder to be delivered by Buyer to Sellers at or prior to the Closing, including those contemplated by Article VIII.

2.8            Further Assurance.  After the Closing:  (a) Seller shall from time to time, at the request of Buyer and without further cost or expense to Seller, execute and deliver such other instruments of conveyance and transfer and take such other actions as Buyer may reasonably request in order to more effectively consummate the Transactions and to vest in Buyer good and marketable title to the Subsidiary and the Purchased Assets; and (b) Buyer shall from time to time, at the request of Seller and without further cost to Buyer, execute and deliver such other instruments of assumption and take such other actions as Seller may reasonably request in order to more effectively consummate the Transactions.  Nothing in this Section 2.8 shall be construed to require Buyer to pay Seller any additional consideration for the Subsidiary or the Purchased Assets.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer that the following statements contained in this Article III are true and correct and complete as of the date of this Agreement and will be true, correct and complete as of the Closing Date:

3.1            Corporate Status.  Each of Seller and Subsidiary are corporations duly organized, validly existing and in good standing under the laws of the respective jurisdictions under which they were incorporated.  Seller has all requisite corporate power and authority to own the capital stock of the Subsidiary and the Subsidiary has all requisite corporate power and authority to own, lease and use the Purchased Assets and conduct the Business as now conducted.  Subsidiary is qualified to do business as a foreign corporation and is in good standing in any jurisdiction where it is required to be so qualified, except where the failure to so qualify would not have a Material Adverse Effect.  Subsidiary has made available to Buyer true and complete copies of the certificate of incorporation and bylaws, as amended to date.

3.2            Authorization.  Seller has the requisite power and authority to execute and deliver the Transaction Documents to which it is or will be a party and to perform its obligations under such of the Transaction Documents to which it is a party.  Such execution, delivery and performance by the Seller has been duly authorized by all necessary corporate action, including approval by the Boards of Directors of the Seller, as required by the laws of the jurisdiction under which the Seller is incorporated.  The Transaction Documents executed on or before the date hereof constitute, and the Transaction Documents to be executed after the date hereof will constitute, valid and binding obligations of the Seller, enforceable against such party in accordance with its terms, except as enforceability may be restricted, limited or delayed by applicable bankruptcy or other laws affecting creditors’ rights generally, and except as enforceability may be subject to general principles of equity.

3.3            Consents and Approvals.    (a) Except for the consents and filings specified in Schedule 3.3(a) (the “Required Consents”), or consents the failure of which to obtain would not have a Material Adverse Effect, neither the execution and delivery by Seller of the Transaction Documents to which it is or will be a party, nor the performance of the Transactions to be performed by Seller, will (i) violate or require any filing, consent or approval or constitute a Default under (x) any Legal Requirement, pending filing with any Governmental Body, or Court Order to which Seller is subject, (y) the Charter Documents of Seller or (z) any Contract, Assigned Permit or other document to which Seller is a party or to which any of the Business, or the Purchased

Assets may be subject; (ii) result in the creation or imposition of any Encumbrance on any Purchased Asset; or (iii) prevent the consummation of the Transactions.

Except as provided in Section 3.3(a) hereof, no consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Seller in connection with the execution and delivery of this Agreement or any Transaction Documents, or on the part of Seller in connection with the consummation of the Transactions or the performance or compliance by Seller with any of the provisions hereof or thereof.

3.4            Financial Statements.  In connection with the Transactions, Seller has delivered to Buyer Subsidiary’s unaudited financial statements for the most two most recent fiscal years and for the interim period ending September 30, 2011 (“Subsidiary Financial Statements”).  The Subsidiary Financial Statements have been prepared from the books and records of Subsidiary in accordance with GAAP, present accurately the assets, liabilities and results of operations of Subsidiary as of the dates thereof and for the periods stated therein, and accurately present in all material respects the financial condition of Seller and the Business.  In addition, P2P, the parent company of the Subsidiary will submit the previous year financials for the years ending 2009 and 2010 along with current year financials through October 31, 2010.  The parent company will also provide a schedule of the current capitalization table.

3.5            Title to Subsidiary shares, Purchased Assets and Related Matters.  Except as set forth on Schedule 3.5, Seller has good and marketable title to the Subsidiary’s shares and the Subsidiary has good and marketable title to all of the Purchased Assets, free from any Encumbrances.  The use of the Purchased Assets is not subject to any Encumbrances (other than those specified in the preceding sentence), and such use does not materially encroach on the property or rights of anyone else.  The Subsidiary and Purchased Assets constitute all property and property rights now used or necessary for the conduct of the Business in the manner and to the extent presently conducted by Seller and Subsidiary.  The P2P License Agreement does not violate the terms of any other agreements entered into by Seller with any third party or other Person.

3.6            Intellectual Property.  Section 3.6(a) of the Seller Disclosure Schedules lists all Company Intellectual Property that is either (i) subject to any issuance, registration, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction (collectively, “Intellectual Property Registrations”), including registered trademarks, domain names and copyrights, issued and reissued patents and pending applications for any of the foregoing; or (ii) used in or necessary for Subsidiary’s current or planned business or operations. All required filings and fees related to the Intellectual Property Registrations have been timely filed with and paid to the relevant Governmental Authorities and authorized registrars, and all Intellectual Property Registrations are otherwise in good standing. Seller has provided Buyer access for review of true and complete copies of file histories, documents, certificates, office actions, correspondence and other materials related to all Intellectual Property Registrations.

Except as set forth in Section 3.6(b) of the Seller Disclosure Schedules, Seller owns, exclusively, all right, title and interest in and to Seller’s Intellectual Property, free and clear of Encumbrances. Seller has provided Buyer with access for review of true and complete copies of all such agreements. To Seller’s Knowledge, Seller and Subsidiary are each in full compliance with all legal requirements applicable to Seller’s and Subsidiary’s Intellectual Property and Seller’s and Subsidiary’s ownership and use thereof.

Section 3.6(c) of the Seller Disclosure Schedules lists all licenses, sublicenses and other agreements whereby Seller and Subsidiary are granted rights, interests and authority, whether on an exclusive or non-exclusive basis, with respect to any Licensed Intellectual Property that is used in or necessary for Subsidiary’s current or planned business or operations. Seller has provided Buyer with access for review of true and complete copies of all such agreements. All such agreements are valid, binding and enforceable between Seller, Subsidiary and the other parties thereto and, to Seller’s Knowledge, such other parties are in full compliance with the terms and conditions of such agreements.

Section 3.6(d) Company Intellectual Property and Licensed Intellectual Property as currently owned, licensed or used by Seller and Subsidiary, and Seller and Subsidiary’s conduct of its business as currently conducted, to Seller’s Knowledge, have not and do not infringe, violate or misappropriate the Intellectual Property of any Person. Except as set forth in Section 3.6(d) of the Seller Disclosure Schedules, neither Seller nor Subsidiary have received any communication, and no action has been instituted, settled or, to Seller’s Knowledge, threatened that alleges any such infringement, violation or misappropriation, and none of Seller’s or Subsidiary’s Intellectual Property is subject to any outstanding Governmental Order.

Section 3.6(e) of the Disclosure Schedules lists all licenses, sublicenses and other agreements pursuant to which Seller and Subsidiary grant rights or authority to any Person with respect to any Company Intellectual Property or Licensed Intellectual Property. Seller has provided Buyer with access for review of true and complete copies of all such agreements. To Seller’s Knowledge, all such agreements are valid, binding and enforceable between Seller, Subsidiary and the other parties thereto, and, to Seller’s Knowledge, Seller, Subsidiary and such other parties are in full compliance with the terms and conditions of such agreements. To Seller’s Knowledge, no Person has infringed, violated or misappropriated, or is infringing, violating or misappropriating, any Seller or Subsidiary Intellectual Property or License Intellectual Property Right.

3.7            Legal Proceedings.  Except as disclosed in Schedule 3.9, there is no Litigation that is pending or, to the Knowledge of Seller, threatened against or related to the Subsidiary, the Business or the Purchased Assets, or that would render the License Agreement invalid.  There are no judgments, orders, decrees or awards entered against Seller, Subsidiary or related to the Business or the Purchased Assets.  There is no asserted claim, action or proceeding now pending or, to the Knowledge of Seller, threatened before any court, grand jury, administrative or regulatory body,

Governmental Body, arbitration or mediation panel or similar body involving Seller or Subsidiary which will or may reasonably be expected to prevent or hamper the consummation of the Transactions, including entering into the License Agreement, or have a Material Adverse Effect on the Business.

3.8            Finder’s Fees.  Except as disclosed on Schedule 3.9, no Person retained by Seller, Subsidiary or any of its Affiliates is or will be entitled to any commission or finder’s or similar fee in connection with the negotiation or consummation of the Transactions

3.9            Compliance with Laws; Licenses and Permit.  Except as disclosed in Schedule 3.10, Seller has to its Knowledge complied with and is not in Default under or in violation of any applicable Legal Requirement, or the provisions of any franchise or license.  Seller holds all licenses or permits required to conduct the Business as presently conducted by it, and each such license or permit is valid, in full force and effect, and listed in Schedule 2.1(g), and neither the execution of this Agreement nor the Closing do or will constitute or result in a Default under or in violation of any such permit or license.

3.10          Taxes.  All Tax and information returns and reports (“Returns”) required to be filed by Seller and Subsidiary on or prior to the Closing Date with respect to Taxes have been or will be properly and timely filed.

(a)   All amounts required to be shown on each of such Returns have been paid or will be paid when due by Seller and/or Subsidiary.

(b)   Except as disclosed in Schedule 3.12, to Seller’s knowledge, there are no grounds for the assertion or assessment of any Taxes against Seller, Subsidiary, the Purchased Assets or the Business other than those reflected or reserved against on the Subsidiary Financial Statements.

(c)   Neither the Purchased Assets nor the Business are, and neither will be, encumbered by any Encumbrances arising out of any unpaid Taxes and there are no grounds for the assertion or assessment of any Encumbrances against the Purchased Assets or the Business in respect of any Taxes.

(d)   The transactions contemplated by this Agreement will not give rise to (i) the creation of any Encumbrances against the Purchased Assets or the Business in respect of any Taxes, (ii) the assertion of any additional Taxes against the Purchased Assets or the Business or (iii) the imposition on Buyer of any liability for Taxes payable by Seller with respect to the conduct of the Business on or prior to the Closing Date.

(e)   Except as disclosed in Schedule 3.12, there is no action or proceeding or unresolved claim for assessment or collection, pending or threatened, by, or present or expected dispute with, any Governmental Body for assessment or collection from Seller of any Taxes of any nature affecting the Purchased Assets or the Business.

(f)   Except as disclosed in Schedule 3.12, there is no extension or waiver of the period for assertion of any Taxes against the Seller affecting the Purchased Assets or the Business.

(g)   None of the Purchased Assets will constitute a partnership, joint venture, or other arrangement or contract that could be treated as a partnership for federal income tax purposes.

(h)   None of the Purchased Assets are tax-exempt use property within the meaning of Section 168(h) of the Code.

3.11          Investment Purpose; Accredited Investor; Inspections.  (a) Seller acknowledges that the shares of Ceelox Common Stock to be delivered at the Closing (the “Securities”), have not been registered under the 1933 Act or under any state securities laws and may not be sold or transferred without compliance with applicable securities laws, pursuant to registration or exemption therefrom. Seller (i) is acquiring the Securities pursuant to an exemption from registration under the 1933 Act solely for Seller’s own account for investment with no present intention to distribute any of the Securities or any interest therein to any Person, (ii) will not sell or otherwise dispose of any of the Securities, except in compliance with the registration requirements or exemption provisions of the 1933 Act and any other applicable securities laws, (iii) has sufficient knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Securities and of making an informed investment decision and (iv) is an “accredited investor” (as that term is defined by Rule 501 of the 1933 Act). Seller acknowledges and agrees that the information referred to in Rule 502(b)(2)(ii) under the 1933 Act is publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system maintained by the SEC and Seller has reviewed and understands such information.

(b) Seller has been given the opportunity to ask questions of and receive answers from Buyer concerning Buyer, the Securities and other related matters. Seller further represents and warrants to Buyer that it has been furnished with all information it deems necessary or desirable to evaluate the merits and risks of the acquisition of the Securities and that Buyer has made available to Seller or its agents all documents and information relating to an investment in the Securities requested by or on behalf of Seller. In evaluating the suitability of an investment in the Securities, Seller has not relied upon any other representations or other information (other than as contemplated by the preceding sentences) whether oral or written made by or on behalf of Buyer. Without limiting the generality of the foregoing, Seller acknowledges that neither Buyer nor any of its Affiliates makes any representation or warranty with respect to (i) any projections, estimates or budgets delivered to or made available to Seller of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of Buyer or its subsidiaries or the future business and operations of Buyer or its subsidiaries or (ii) any other information or documents made available to Seller or its counsel, accountants or advisors with respect to Buyer or its subsidiaries or their respective businesses or operations, except as expressly set forth in this Agreement or the other Transaction Documents or in the case of fraud or intentional misrepresentation.

3.12      Full Disclosure.  No representation or warranty of Seller herein and no statement, information or certificate furnished or to be furnished by or on behalf of Seller pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller that the following statements contained in this Article IV are true and correct and complete as of the date of this Agreement and will be true, correct and complete as of the Closing Date, except as disclosed in any SEC Document filed after September 30, 2011:

4.1            Existence and Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Nevada, with all powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

4.2            Authorization.  (a) The execution, delivery and performance by Buyer of this Agreement, the other Transaction Documents to which it is or will be a party, and any other documents and instruments to be executed and delivered by Buyer pursuant hereto and thereto, and the consummation of the transactions contemplated hereby and thereby, are within the power of Buyer and have been duly authorized by all necessary action on the part of Buyer. This Agreement and each of the other Transaction Documents to which it is or will be a party constitutes a valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).

(b) The shares of Buyer’s common stock to be issued and delivered to Seller as part of the Purchase Price have been or will be duly authorized and, when issued in accordance with the terms hereof, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens, other than restrictions imposed by applicable securities laws, and shall not be subject to preemptive or similar rights of Buyer’s shareholders.

4.3            Consents and Approvals.  Except as herein provided, neither the execution and delivery by Buyer of the Transaction Documents to which it is or will be a party, nor the performance of the Transactions to be performed by Buyer, violate or will require any filing, consent or approval or constitute a Default under (a) any Legal

Requirement, pending filing with any Governmental Body, or Court Order to which Buyer is subject, (b) the Charter Documents of Buyer or (c) any Contract, government permit or other document to which Buyer is a party or by which the properties or other assets of Buyer may be subject.

4.4            Noncontravention. The execution, delivery and performance by Buyer of this Agreement, the other Transaction Documents and any other documents and instruments to be executed and delivered by Buyer pursuant hereto and thereto, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) violate the certificate of incorporation or bylaws of Buyer, or (b) require consent or other action by any Person under, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Buyer or to a loss of any benefit to which Buyer is entitled under any provision of any agreement or other instrument binding upon Buyer.

4.5            SEC Filings.  (a) Buyer has filed with or furnished to the Securities and Exchange Commission (“ SEC ”) all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed or furnished by Buyer since September 30, 2011 (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “SEC Filed Documents ”).

(b) As of their respective filing dates, all SEC Filed Documents complied, and each SEC Filed Document filed subsequent to the date hereof will comply, as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be. As of their respective dates of filing or, in the case of a registration statement under the 1933 Act, as of the date such registration statement is declared effective by the SEC, or, if amended, as of the date of the last such amendment, each SEC Filed Document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated in such SEC Filed Document or necessary in order to make the statements in such Parent SEC Document, in light of the circumstances under which they were made, not misleading.

4.6            Material Changes; No Undisclosed Liabilities. (a) Since the date of the last audited financial statements included within the SEC Filed Documents (the “Buyer Balance Sheet”) and except as disclosed in a subsequent SEC Filed Document filed prior to the date of this Agreement, there has not been any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Buyer.

(b) There are no liabilities or obligations of Buyer or any of its subsidiaries of any kind (contingent or otherwise) other than: (i) liabilities or obligations disclosed and provided for in the Buyer Balance Sheet or in the notes thereto; (ii) liabilities or obligations incurred in the ordinary course of business consistent with past practice since the date of the Buyer Balance Sheet; (iii) liabilities or obligations incurred in connection with the transactions contemplated by this Agreement and the other

Transaction Documents; (iv) liabilities not required to be reflected in Buyer’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC; and (v) liabilities that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Buyer.

4.7            Financial Statements.  The audited consolidated financial statements and unaudited consolidated interim financial statements of Buyer included or incorporated by reference in the SEC Filed Documents fairly present in all material respects, in conformity with GAAP (except in the case of unaudited interim financial statements, as permitted by Form 10- Q and Regulation S-X of the SEC) applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Buyer and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end audit adjustments in the case of any unaudited interim financial statements).

4.8            Litigation. As of the date hereof, there is no action, suit, investigation or proceeding pending against, or to the Knowledge of Buyer, threatened against or affecting, Buyer before (or, in the case of threatened actions, suits, investigations or proceedings, that would be before) any Governmental Authority or arbitrator which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or the other Transaction Documents.

4.9            Finders’ Fees. Except for Source Capital and Endeavor Group, LLC, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement or the other Transaction Documents.

4.10          Other Information. None of the representations made by Buyer in this Agreement or any other Transaction Documents or in any other document or information delivered to Seller by Buyer in connection with the transactions contemplated by this Agreement or the other Transaction Documents contains any untrue statement of a material fact necessary in order to make the statements contained therein not misleading

ARTICLE V
COVENANTS OF SELLER

5.1            Operation of the Business.  From the date hereof through the Closing Date, Seller will, and will cause the Subsidiary to, conduct the Business in the Ordinary Course, and will make commercially reasonable efforts to maintain its relationships and goodwill with licensors, suppliers, distributors, customers, landlords, employees, agents and others having business relationships with either Seller or Subsidiary in connection with the Business, maintain in inventory quantities of raw materials, component parts, work in process, finished goods and other supplies and materials in such manner and in such amounts as are consistent with past practices, and shall refrain from the following actions in furtherance of and in addition to such restriction (except as contemplated by this Agreement) without the prior written consent of Buyer, which shall not be unreasonably withheld:  (i) encumbering, selling or otherwise disposing of any Purchased Assets other than in the Ordinary Course; (ii) entering into any Contract, waiving any right or otherwise incurring any Liability with respect to the Purchased Assets, other than in the Ordinary Course; (iii) causing or permitting to occur any event, occurrence or omission which, individually or together with other matters, could reasonably be expected to have a Material Adverse Effect; (iv) taking any action that would cause any of the representations and warranties made by Seller in this Agreement not to remain true and correct or any of the conditions set forth in this Agreement not to be satisfied; (vi) settling, releasing or forgiving any claim or litigation or waiving any right thereto that relates to any of the Purchased Assets; or (vii) initiating or participating in any discussions or negotiations to do, or entering into any agreement to do, any of the foregoing.

5.2            Access.  Seller shall give Buyer and its accountants, counsel and other representatives reasonable access (subject to providing reasonable notice and subject further to being under the supervision and direction of Seller’s personnel if requested by Seller and subject further to such personnel complying with the confidentiality provisions of this Agreement), without unreasonably interfering with business operations, to all properties, books, Contracts and records of Seller and Subsidiary related to the Purchased Assets and shall furnish to Buyer all such documents, records and information as Buyer shall from time to time reasonably request.

5.3            Insurance and Maintenance of the Purchased Assets.  From the date hereof through the Closing Date, Seller and Subsidiary shall continue to maintain its existing insurance policies on property owned or leased by it in connection with the Business and maintain and service the Purchased Assets at its own expense in a manner consistent with past practice.

5.4            Fulfillment of Conditions.  Seller shall use commercially reasonable efforts to fulfill the conditions specified in Article VIII to the extent that the fulfillment of such conditions is within their control.  The foregoing obligation includes (a) the execution and delivery of the Transaction Documents and (b) taking or refraining from such actions as may be necessary to fulfill such conditions (including conducting Seller’s business in such manner that on the Closing Date the representations and warranties of Seller contained herein shall be accurate as though then made, except as contemplated by the terms hereof).

5.5            Notification of Certain Matters.  Between the date of this Agreement and the Closing, Seller shall give prompt notice to Buyer of (a) the occurrence or failure to occur of any event of which either of them has Knowledge, which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect any time from the date hereof through the Closing Date and (b) any failure of Seller to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition.

ARTICLE VI

COVENANTS OF BUYER

6.1            Fulfillment of Conditions.  From the date hereof to the Closing, Buyer shall use commercially reasonable efforts to fulfill the conditions specified in Article VIII to the extent that the fulfillment of such conditions is within its control and to cooperate with the Seller as reasonably required to obtain the Required Consents.  The foregoing obligation includes (a) the execution and delivery of the Transaction Documents and (b) taking or refraining from such actions as may be necessary to fulfill such conditions.

6.2            Financing.  Buyer shall have raised a minimum of $500,000 in the form of debt, equity or a combination thereof immediately prior to or simultaneous with the Closing.

ARTICLE VII

FURTHER COVENANTS AND AGREEMENTS

7.1            Confidentiality.  Prior to the Closing and for two years from any termination of this Agreement, all parties to this Agreement shall hold, and shall use commercially reasonable efforts to cause the Affiliates, officers, directors, employees, accountants, counsel, consultants, advisors and agents of such Person to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, and except as may be required to enforce the Transaction Documents or to defend any claims arising thereunder, the terms contained in the Transaction Documents as well as all confidential documents and information concerning the other Person furnished in connection with the Transactions, except to the extent that such information can be shown to have been (a) previously known on a non-confidential basis, (b) in the public domain through no fault of such Person, (c) later acquired from sources other than such Person as long as, to the Knowledge of such Person, such sources are not subject to a contractual or fiduciary duty of confidentiality with respect to such information or (d) required to be disclosed pursuant to operation of law or legal process, governmental regulation or court order, provided that such Person will inform the other parties thereof and reasonably cooperate with the other parties (at no cost to such Person) in contesting such request or order and in obtaining appropriate protection orders; provided that such Person may disclose such information to its respective officers, directors, shareholders, employees, accountants, counsel, consultants, advisors and agents in connection with the Transactions as long as such Persons are informed of the confidential nature of such information and are directed to treat such information confidentially.  The obligation of each Person to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information.  If this Agreement is terminated, each party shall, and shall use commercially reasonable efforts to cause the officers, directors, employees, accountants, counsel, consultants, advisors and agents of such Person to, destroy or deliver to the other parties all documents and other materials, and all copies thereof, obtained by such Person or on its behalf in connection with this Agreement that are subject to such confidence.

7.2            Commercially Reasonable Efforts.  Subject to the terms and conditions of this Agreement, each party shall use commercially reasonably efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Legal Requirements to consummate the Transactions, including the execution and delivery of any additional instruments necessary to consummate the Transactions.

7.3            Expenses.  Whether or not the Closing occurs, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the costs or expenses.

7.4            Transfer Taxes.  Buyer shall be responsible for, pay, indemnify and hold harmless the Sellers from, (a) any transfer, motor vehicle registration, and documentary taxes and fees imposed with respect to instruments of conveyance required to effect the Transactions; and (b) any sales, use, gains, excise and other transfer or similar taxes on the transfer of the Purchased Assets contemplated hereunder (collectively, the “Transfer Taxes”).  Seller shall execute and deliver to Buyer at the Closing any certificates or other documents as the Buyer may reasonably request to perfect any exemption from any such Transfer Tax.

ARTICLE VIII

CONDITIONS PRECEDENT TO THE TRANSACTIONS

8.1            Conditions to Each Party’s Obligations.  The respective obligations of each party to consummate the Transactions shall be subject to the fulfillment at or prior to the Closing of the following conditions:

(a)   Approval of Transactions by Seller.  Seller shall have delivered to Buyer a Secretary’s Certificate as evidence that the Boards of Directors of Seller previously approved and adopted the Transactions in accordance with its Charter Documents and the laws of the jurisdiction under which Seller is incorporated and that such approvals have not been revoked, modified, amended or rescinded and are still in full force and effect.

(b)   Approval of Transactions by Buyer.  Buyer shall have obtained all necessary approvals of the Transactions from its Board of Directors or other governing body, and such approvals shall not have been revoked, modified, amended or rescinded.

(c)   Governmental Approvals.  All approvals and consents from Governmental Bodies (if any) required to consummate the Transactions shall have been obtained.

(d)   No Governmental Order or Legal Requirement.  There shall not be in effect any order, decree or injunction (whether preliminary, final or appealable) of a United States federal or state court of competent jurisdiction, and no Legal Requirement shall have been enacted or promulgated by any governmental authority or agency, that prohibits consummation of the Transactions.

8.2            Conditions to Obligations of Buyer.  The obligations of Buyer to consummate the Transactions shall be subject to the satisfaction or waiver, on or before the Closing, of each of the following conditions:

(a)   Representations and Warranties True.  The representations and warranties of Seller contained herein shall be true and correct at and as of the date hereof and at and as of the Closing as though such representations and warranties were made again at and as of the Closing, except for changes contemplated by this Agreement.

(b)   Performance.  Seller shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement required to be performed or complied with by them on or prior to the Closing.

(c)   Consents and Approvals.  Seller shall have obtained all the Required Consents.

(d)   Due Diligence.  Buyer shall have completed its due diligence review of the Business to its satisfaction.

(e)   Disclosure Schedules.  Seller shall have prepared and delivered to Buyer the Disclosure Schedules and Buyer shall have approved the form and content thereof.

(f)    Absence of Litigation.  No action, suit, proceeding, arbitration, investigation or inquiry, whether civil, criminal or administrative, shall have been commenced against Seller or any of its Affiliates with respect to or affecting the Transactions or any aspect thereof or affecting the Business or the Purchased Assets which would have a Material Adverse Effect on the Business or the Purchased Assets.

(g)    Other Documents.  Buyer shall have received executed copies of all Transaction Documents to which Seller is a party to the extent that they shall not have been received on or prior to the Closing.  Buyer shall have received all other documents required under the terms of any of the Transaction Documents and any other documents reasonably requested on or prior to the Closing Date.

(h)        Certificates.  Seller shall have furnished to Buyer a certificate of an officer of Seller, dated the Closing Date, certifying compliance as of the Closing with the conditions set forth in paragraphs (a) and (b) of this Section 8.2.

(i)     Material Adverse Change.  There shall not have been or occurred any Material Adverse Change in respect of the Business or the Purchased Assets.

8.3            Conditions to Obligations of Seller.  The obligations of Seller to consummate the Transactions shall be subject to the satisfaction or waiver, on or before the Closing, of each of the following conditions:

(a)    Representations and Warranties True.  The representations and warranties of Buyer contained herein shall be true and correct at and as of the date when made and at and as of the Closing as though such representations and warranties were made again at and as of the Closing, except for changes contemplated by this Agreement.

(b)    Performance.  Buyer shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement required to be performed or complied with by it on or prior to the Closing.

(c)    Consents and Approvals.  Buyer shall have obtained all governmental and third party consents and approvals necessary to consummate the Transactions.

(d)    Other Documents.  Seller shall have received executed copies of all Transaction Documents to which Buyer is a party to the extent that they shall not have been received prior to the Closing.  Seller shall have received all other documents required under the terms of any of the Transaction Documents and any other documents reasonably requested on or prior to the Closing Date.

(e)    Certificates.  Buyer shall have furnished to Seller a certificate of its duly authorized officer, dated the Closing Date, certifying compliance as of the Closing with the conditions set forth in paragraphs (a) and (b) of this Section 8.3.

(f)    Conversion of debt.  Effective on or prior to the Closing of the Transactions, Buyer shall have converted all debt owed to CIP, LLC into shares of common stock of Buyer except advances to Ceelox since July 2011, which amounts will be acceptable to Seller.

(g)   Appointment of Officers and Directors.  Effective on the Closing, Buyer shall have duly authorized and executed board resolutions appointing mutually agreeable officers and directors of Buyer.

(h)   License Agreement.  Within ten (10) days of the date of this Agreement, Ceelox shall have entered into a license agreement with CIP, LLC (“CIP License Agreement”) whereby CIP, LLC shall grant to Ceelox a license with respect to ID Online, which includes all intellectual property disclosing or encompassing ID Online, including the “ID ONLINE” trademark, existing software code, and product documentation.  The license granted shall be to the satisfaction of the Seller.

(i)    Financing.  Simultaneous with or prior to the Closing, Buyer shall have raised a minimum of $500,000 in the form of debt, equity or a combination thereof.

ARTICLE IX

INDEMNIFICATION

9.1            By Seller.  After the Closing Date, Sellers shall jointly and severally indemnify and hold harmless Buyer and each Affiliate and agent of Buyer (“Buyer Indemnified Parties”) from and against any Damages that any such indemnified party may sustain, suffer or incur and that result from, arise out of, or relate to any breach of any representation, warranty, covenant or agreement of Seller contained in any Transaction Document.  As used in this Article IX, the term “Damages” shall include (A)  all losses, damages (excluding consequential damages), judgments, awards, penalties and settlements; (B) all demands, claims, suits, actions, causes of action, proceedings and assessments, whether or not ultimately determined to be valid; and (C) all costs and expenses (including, without limitation, interest (including prejudgment interest in any litigated or arbitrated matter), penalties, court costs and reasonable fees and expenses of attorneys and expert witnesses) of investigating, defending or enforcing any of the foregoing or of enforcing this Agreement.

9.2            By Buyer.  After the Closing Date, Buyer shall indemnify and hold harmless Seller and each Affiliate and agent thereof (“Seller Indemnified Party”) from and against any Damages that any such Seller Indemnified Party may sustain, suffer or incur and that result from, arise out of or relate to any breach of any representation, warranty, covenant or agreement of Buyer contained in any Transaction Document.

9.3            Procedure for Claims.  A party seeking indemnification under this Article IX (an “Indemnified Party”) shall give prompt notice in writing of the Claim for Damages and a brief explanation of the basis thereof to the party alleged to be responsible for indemnification hereunder (an “Indemnitor”).  The Indemnitor shall promptly pay the Indemnified Party any amount due under this Article IX.  The Indemnified Party may pursue whatever legal remedies may be available for recovery of the Damages claimed from any Indemnitor.  In determining the amount of any

Damages in this Article IX, materiality qualifiers contained in any representation, warranty or covenant will be disregarded.

9.4            Third Party Claims.  An Indemnified Party shall give any Indemnitor prompt written notice of the institution by a third party of any actions, suits or other administrative or judicial proceedings if the Indemnified Party would be entitled to claim indemnification under this Article IX in connection with any such action, suit or other proceeding.  The Indemnitor shall, provided that it gives notice within ten (10) business days of receipt of notice from the Indemnified Party, have the option of assuming the defense of such action with counsel reasonably satisfactory to such Indemnified Party (and such costs of defense shall be included in Damages with respect to such claim).  The Indemnified Party shall be entitled to participate in any such defense with separate counsel at its own expense; provided, however, that if, in the reasonable opinion of counsel to the Indemnified Party, a non-waivable conflict exists between the Indemnified Party and the Indemnitor that would make the failure to have such separate representation either unethical or illegal, the reasonable cost of such separate representation shall be paid by the Indemnitor.  If an Indemnitor assumes the defense of such an action, (x) no compromise or settlement thereof may be effected by the Indemnitor without the Indemnified Party’s consent (which shall not be unreasonably withheld, conditioned or delayed) unless (i) there is no finding or admission of any violation of a Legal Requirement or any violation of the rights of any person and no effect on any such claims that may be made against the Indemnified Party and (ii) the sole relief provided is monetary damages that are paid in full by the Indemnitor and (y) the Indemnitor shall have no liability with respect to any compromise or settlement thereof effected by the Indemnified Party that would involve a payment by the Indemnitor of Damages without its consent (which shall not be unreasonably withheld, conditioned or delayed).  If notice is given to an Indemnitor of the commencement of any Action pursuant hereto and it does not, within ten (10) business days after the Indemnitor’s notice is received, give notice to the Indemnified Party of its election to assume the defense, the Indemnitor shall be bound by any determination made in such action or any commercially reasonable compromise or settlement thereof effected by the Indemnified Party.  Any failure to give prompt notice under this Section 9.4 shall not bar an Indemnified Party’s right to claim indemnification under this Article IX, except to the extent that an Indemnitor shall have been harmed by such failure.  Notwithstanding anything to the contrary set forth in this Section 9.4, in the event that the third party claim is covered by insurance and the insurance policy provides for procedures other than those set forth herein as a condition to coverage, the procedures set forth in the insurance policy shall supersede those set forth herein to the extent that they are inconsistent with those set forth herein.

9.5            Survival of Representations, Warranties and Covenants.

The representations, warranties and covenants of the parties in this Agreement or any other Transaction Document shall survive the Closing.

ARTICLE X

TERMINATION

10.1          Grounds for Termination.  This Agreement may be terminated at any time prior to the Closing Date:

(a)   By mutual written consent of Buyer and Seller;

(b)   By either Buyer or Seller, if the Closing has not occurred by that date which is 150 days following the date of this Agreement (such date, as it may be extended from time to time by the written agreement of Buyer and Seller, is referred to herein as the “Termination Date”); provided, however, that the right to terminate this Agreement under this paragraph (b) of Section 10.1 shall not be available to a party if such failure to close results from such party breaching any of its covenants, representations or warranties in this Agreement;

(c)   By Seller if Buyer shall have breached any of its covenants hereunder in any material respect or if the representations and warranties of Buyer contained in this Agreement shall not be true and correct, except for such changes as are contemplated by this Agreement, in all material respects, and in either event, if such breach is subject to cure, Buyer has not cured such breach within ten (10) business days of Seller’s notice of an intent to terminate;

(d)   By Buyer if Seller shall have breached any of its covenants hereunder in any material respect or if the representations and warranties of Seller contained in this Agreement shall not be true and correct, except for such changes as are contemplated by this Agreement, in all material respects, and in either event, if such breach is subject to cure, Seller has not cured such breach within ten (10) business days of Buyer’s notice of an intent to terminate;

(e)   By Buyer if any of the conditions set forth in Sections 8.1 or 8.2 have not been met by that date which is sixty (60) days following the date of this Agreement or earlier become incapable of fulfillment;

(f)    By Seller if any of the conditions set forth in Sections 8.1 or 8.3 have not been met by that date which is sixty (60) days following the date of this Agreement or earlier become incapable of fulfillment; or

(g)   By Seller or Buyer if there shall be in effect a final non-appealable order of a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; it being agreed that the parties hereto shall promptly appeal any adverse determination which is not non-appealable (and pursue such appeal with reasonable diligence).

10.2          Effect of Termination.  If this Agreement is terminated pursuant to Section 10.1, the agreements contained in Sections 7.1, 7.3 and this Section 10.2 and Article XI shall survive the termination hereof, but the rights and obligations of the parties hereunder will otherwise terminate.  In addition, either party may pursue any further legal or equitable remedies that may be available to it if such termination is based on a breach by the other party.

ARTICLE XI

PUBLIC ANNOUNCEMENTS

Buyer and Seller will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the Transactions and, except as may be required by applicable law or stock exchange regulations, will not issue any such press release or make any such public statement without the written consent of the other party.

ARTICLE XII

CONTENTS OF AGREEMENT, AMENDMENT, PARTIES IN INTEREST, ASSIGNMENT, ETC.

This Agreement and the Transaction Documents referred to herein together embody the entire agreement and understanding of the parties concerning the subject matter contained herein, and supersedes any and all prior agreements and understandings between the parties, whether written or oral.  No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.  No provision of this Agreement may be waived, modified or otherwise changed by any means, including, without limitation, any course of dealing, course of performance or trade usage, or oral evidence of any nature, except pursuant to a writing executed by the party against which enforcement of such waiver, modification or change is sought.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.  No party hereto shall assign this Agreement or any right, benefit or obligation hereunder, except that (a) Buyer shall have the right to assign any of its rights and obligations hereunder to an Affiliate or other third party, and (b) Seller may assign its right to receive any amounts payable to Seller under this Agreement to an Affiliate or other third party.

ARTICLE XIII

INTERPRETATION

Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, (b) “or” has the inclusive meaning frequently identified with the phrase “and/or” and (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” or “without limitation.”  The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect.  Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.  Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP.  Unless otherwise expressly stated, all dollars specified in this Agreement shall be in United States dollars.  The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

ARTICLE XIV

NOTICES

All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by mail, facsimile message or national overnight courier or other delivery service, provided that notice by facsimile message shall only be effective if confirmed by at least one other method of notification provided for herein.  Any notices shall be deemed given upon the earlier of the date when received at, or the third day after the date when sent by registered or certified mail or the day after the date when sent by national overnight courier to, the address or fax number set forth below, unless such address or fax number is changed by notice to the other party hereto:

If to Buyer:

Ceelox, Inc.
Attention:  Mark Grannell, Chief Executive Officer
Telephone Number:  913-856-4153
Fax Number:  913-856-4153

with a copy to:

Jody R. Samuels, Esq.
51 Greenwich Avenue
New York, New York 10017

Fax Number:  646-998-1969

If to Seller:

P2P Cash, Inc.
Attention:  Thomas Meredith, Chief Executive Officer
Telephone Number: 770-518-1920

ARTICLE XV

GOVERNING LAW; CONSENT TO JURISDICTION; CONSENT TO SERVICE OF PROCESS

(a)   This Agreement shall be construed and interpreted in accordance with the laws of the State of Kansas, without regard to its provisions concerning conflict of laws.  Each of the parties hereto irrevocably appoints each and every of its officers as its attorneys upon whom may be served, by regular or certified mail at the address set forth in Article XIV hereof, any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Agreement; and each hereby further agrees that any action or proceeding against it may be commenced and maintained in any court within the State of Kansas by service of process on any such officer, and that the courts of the State of Kansas shall have jurisdiction with respect to the subject matter hereof and the parties hereto.  Notwithstanding the foregoing, any party in its absolute discretion may also initiate proceedings in the courts of any other jurisdiction in which the other party may be found or in which any of its properties may be located.

(b)   THE PARTIES ACKNOWLEDGE THAT THEY HAVE EACH IRREVOCABLY WAIVED ANY RIGHT THEY MAY HAVE TO A JURY TRIAL WITH REGARD TO ANY DISPUTE OR CLAIM ARISING UNDER THIS AGREEMENT.

(c)   Each party hereby consents to process being served by the other party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Article XIV.

ARTICLE XVI
COUNTERPARTS

This Agreement may be executed in two or more counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument.  Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.  A facsimile copy of an executed original of this Agreement shall have the same force and effect as an executed original.

ARTICLE XVII

SEVERABILITY

The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clause or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted.  If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first written above.

CEELOX, INC., a Nevada corporation

By:	/s/ MARK GRANNELL
Name: Mark Grannell
Title: Chief Executive Officer

P2P CASH, INC., a Georgia corporation

By:	/s/ THOMAS MEREDITH
Name: Thomas Meredith
Title: Chief Executive Officer